ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number 20130443103-11
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/26/2013 12:51 PM
	Entity Number E0326562013-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CANSO ENTERPRISES LTD.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: State Agent and Transfer Syndicate, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

112 North Curry Street | Carson City | Nevada | 89703
Street Address | City | | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 Par value per share: $ 0.001 Number of shares without par value: -0-

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) James Burns
Name
112 North Curry Street | Carson City | NV | 89703
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
Any lawful purpose.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

James Burns | X [signature]
Name | Incorporator Signature
112 North Curry Street | Carson City | NV | 89703
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] | 6-26-2013
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

ARTICLES OF INCORPORATION
OF
CANSO ENTERPRISES LTD.

8. Acquisitions of Controlling Interest and Interested Stockholders

8.1 Acquisition of Controlling Interest. The corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2. Combinations with Interested Stockholders. The corporation elects not to be governed by NRS 78.411 to 78.444.

[remainder of page intentionally left blank]